As filed with the Securities and Exchange Commission on July 31, 2014.
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-0612970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, North Carolina 28277
(704) 869-4602
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants Principal Executive Offices)

Curtiss-Wright Corporation 2014 Omnibus Incentive Plan (Full Title of the Plan)

David C. Adams
President and Chief Executive Officer
Curtiss-Wright Corporation
13925 Ballantyne Corporate Place, Suite 400
Charlotte, North Carolina 28277
(704) 869-4602
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Paul J. Ferdenzi, Esq.
Curtiss-Wright Corporation
Vice President, General Counsel, and Corporate Secretary
10 Waterview Boulevard
Parsippany, New Jersey 07054
(973) 541-3752

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (a)	Proposed maximum offering price per share (b)	Proposed maximum aggregate offering price (b)	Amount of registration fee
Common Stock, par value $1.00 per share	2,400,000 shares	$61.33	$147,192,000	$18,960

(a)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock, par value $1.00 per share, of Curtiss-Wright Corporation, that may be issuable as a result of a stock split, stock dividend or similar transaction under the Curtiss-Wright Corporation 2014 Omnibus Incentive Plan.

(b)
Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, the proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of registration fee and are based upon the average of the high and low prices of the Registrant’s shares of common stock on the New York Stock Exchange on July 28, 2014.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by Curtiss-Wright Corporation (“Curtiss-Wright”) for the purpose of registering 2,400,000 shares of the common stock, par value $1.00 per share (“Common Stock”), of Curtiss-Wright issuable pursuant to the Curtiss-Wright 2014 Omnibus Incentive Plan (“Curtiss-Wright Incentive Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of this Registration Statement will be delivered or made available to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 (Part II of this Registration Statement), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The documents listed below, which have previously been filed by Curtiss-Wright with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:
(a) Curtiss-Wright’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(b) Curtiss-Wright’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014;

(c) Curtiss-Wright’s Current Reports on Form 8-K filed with the Commission on February 13, 2014, February 20, 2014 (excluding Item 2.02 and Exhibits 99.1 and 99.2 in Item 9.01(c)), May 1, 2014 (excluding Item 2.02 and Exhibits 99.1 and 99.2 in Item 9.01(c)), May 1, 2014 (excluding Item 8.01), May 6, 2014, and July 31, 2014 (excluding Item 2.02 and Exhibits 99.1 and 99.2 in Item 9.01(c)); and

(d) The description of the Curtiss-Wright’s Common Stock contained in Amendment No. 1, dated May 24, 2005, to the Company’s Registration Statement on Form 8-A, for the registration of the Common Stock pursuant to Section 12(b) of the Exchange Act, and any updates of such description contained in any registration statement, report or amendment thereto of the Company hereafter filed under the Exchange Act.

All documents that Curtiss-Wright subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than the portions of those documents not deemed to be filed) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities
Not applicable

Item 5.    Interests of Named Experts and Counsel
The legality of the securities registered hereby has been passed upon by Paul J. Ferdenzi, Esq., Vice President, General Counsel, and Corporate Secretary of Curtiss-Wright. Mr. Ferdenzi is paid a salary and a bonus by Curtiss-Wright, is eligible to participate in the Curtiss-Wright Incentive Plan, and participates in certain other of Curtiss-Wright’s employee benefit plans.
Item 6.     Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Curtiss-Wright may and, in some cases, must be indemnified by Curtiss-Wright against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Curtiss-Wright. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Curtiss-Wright, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.
Curtiss-Wright’s Amended and Restated Certificate of Incorporation provide for indemnification of directors and officers for all expenses, liabilities and losses to the fullest extent permitted by the DGCL, including without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement incurred or suffered by such persons, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
Curtiss-Wright has entered into indemnification agreements with all of its directors and executive officers and has purchased policies insuring its directors and executive officers against certain civil liabilities, including liabilities under the Securities Act of 1933.
Item 7.    Exemption from Registration Claimed
Not applicable

Item 8.	Exhibits.

Exhibit No.	Exhibit Description
4.1
Second Amended and Restated Rights Agreement, dated as of May 24, 2005, between Curtiss-Wright and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Curtiss-Wright’s Registration Statement on Form 8-A/A, filed on May 24, 2005).

5.1	Opinion of Paul J. Ferdenzi, Esq.*
23.1	Consent of Paul J. Ferdenzi, Esq. (included in Exhibit 5.1 hereto).
23.2	Consent of Deloitte & Touche, LLP, as independent registered public accounting firm.*
24.1	Power of Attorney (included on signature pages hereto).
99.1	Curtiss-Wright Corporation 2014 Omnibus Incentive Plan (incorporated by reference to Appendix B to Curtiss-Wright’s Definitive Proxy Statement on Schedule 14A, filed on March 21, 2014).
*Filed herewith

Item 9.    Undertakings

(a)		The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, and State of North Carolina on the 31st day of July, 2014.

CURTISS-WRIGHT CORPORATION

By:	/s/ Glenn E. Tynan
Glenn E. Tynan
Vice President Finance and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Adams and Glenn E. Tynan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, in connection with this Registration Statement, to sign any and all amendments or supplements to this Registration Statement, including any and all stickers and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 31st day of July, 2014.

Signature	Title

/s/ David C. Adams	President and Chief Executive Officer and Director
David C. Adams	(Principal Executive Officer)

/s/ Glenn E. Tynan	Vice President Finance and Chief Financial Officer
Glenn E. Tynan	(Principal Financial Officer)

/s/ K. Christopher Farkas	Assistant Controller
K. Christopher Farkas	(Principal Accounting Officer)

/s/ Martin R. Benante	Executive Chairman of the Board
Martin R. Benante

/s/ Dean M. Flatt	Director
Dean M. Flatt

/s/ S. Marce Fuller	Director
S. Marce Fuller

/s/ Allen A. Kozinski	Director
Allen A. Kozinski

/s/ John R. Myers	Director
John R. Myers

/s/ John B. Nathman	Director
John B. Nathman

/s/ Robert J. Rivet	Director
Robert J. Rivet

/s/ William W. Sihler	Director
William W. Sihler

/s/ Albert E. Smith	Director
Albert E. Smith

/s/ Stuart W. Thorn	Director
Stuart W. Thorn

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1
Second Amended and Restated Rights Agreement, dated as of May 24, 2005, between Curtiss-Wright and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Curtiss-Wright's Registration Statement on Form 8-A/A, filed on May 24, 2005).

5.1	Opinion of Paul J. Ferdenzi, Esq.*
23.1	Consent of Paul J. Ferdenzi, Esq. (included in Exhibit 5.1 hereto).
23.2	Consent of Deloitte & Touche, LLP, as independent registered public accounting firm.*
24.1	Power of Attorney (included on signature pages hereto).
99.1	Curtiss-Wright Corporation 2014 Omnibus Incentive Plan (incorporated by reference to Appendix B to Curtiss-Wright’s Definitive Proxy Statement on Schedule 14A, filed on March 21, 2014).
* Filed herewith